Exhibit 99.1

Medifast Agrees to Sell an Additional 12 Weight Control Centers in Washington, D.C. Market to Strategic Partner, TRANSFORMU

Sale of Centers is Part of Medifast’s Ongoing Effort to Transition the Corporate Centers to Franchise Ownership

OWINGS MILLS, Md., June 2, 2014 – Medifast, Inc. (NYSE: MED), a leading United States manufacturer and provider of clinically proven, portion-controlled weight-loss products and programs, announced today that a subsidiary of Medifast has entered into an agreement to sell an additional 12 Medifast Weight Control Centers located in Northern Virginia and Southern Maryland to TRANSFORMU, a South Carolina-based LLC. The Centers will be operated as Medifast Weight Control Centers by TRANSFORMU under franchise agreements with another Medifast subsidiary. The sale is subject to customary closing conditions.

This deal advances Medifast’s previously announced plan to transition their corporate Weight Control Centers to the franchise model. Under Medifast’s franchise model and through its Weight Control Centers, TRANSFORMU will help members define specific needs, maximize plan effectiveness and enable members to achieve lasting results through tailored weight loss and weight management plans.

“This sale is another critical milestone in our strategic plan to transition to a franchise model,” said Mike MacDonald, Chairman and Chief Executive Officer of Medifast. “D.C. is a major market for us and TRANSFORMU is well respected in the weight loss center business. This demonstrates their tremendous confidence in our brand and in our program. We look forward to working with TRANSFORMU to support their efforts.”

The senior management team of TRANSFORMU brings tremendous experience in the weight loss center business. “We are excited to enter the D.C. market under the banner of a premier brand like Medifast,” said Ron Fields, Chief Executive Officer of TRANSFORMU. “Acquiring the Medifast Weight Control Centers will allow us to fulfill our mission and passion to make a difference in the lives of individuals and the greater community. We look forward to guiding clients through their weight loss journeys and supporting them in reaching their goals.”

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About Medifast:

Medifast (NYSE: MED) is the leading easy-to-use, clinically proven, portion-controlled weight-loss program. The company sells its products and programs via four unique distribution channels: 1) the Web and national call centers, 2) the Take Shape For Life personal coaching division, 3) Medifast Weight Control Centers, and 4) a national network of physicians. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto www.MedifastNow.com.

About TRANSFORMU LLC:

TRANSFORMU is a South Carolina-based LLC organized for the purposes of purchasing the assets of Medifast Weight Control Centers and acquiring franchise rights from certain Medifast’s subsidiaries, by James S. Smith, Ron M. Fields, Jr. and Norma Hubble. The organization will acquire Medifast franchise rights for the D.C. market area.

Forward-looking Statements:

Forward-looking statements in this press release regarding our expectations, plans, anticipated benefits related to the sale, the closing of the sale, and all other statements that are not historical facts, are made under the safe harbor provisions of the private securities litigation reform act of 1995. These statements are based on assumptions believed by Medifast to be reasonable and speak only as of the state on which such statements are made. We undertake no obligation to update such statements to reflect events or circumstances arising after such date, and we caution investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: delays associated with closing the sale; anticipated benefits of the sale; effectiveness of our management strategies and decisions; and other risk factors described from time to time in the Medifast’s Form 10-K, (including all amendments to that report) filed with the U.S. Securities and Exchange Commission.